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                                                                   Exhibit 10.36

                            MEDICAL SERVICES CONTRACT

                        FLORIDA HEALTHY KIDS CORPORATION

                                       and

                        PHYSICIANS HEALTHCARE PLANS, INC.

                                       FOR

                                  HILLSBOROUGH

                                Effective Dates:
                        JULY 1, 2001 - SEPTEMBER 30, 2003

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PHP/HILLSBOROUGH                  July 1, 2001                      Page 1 of 47

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                        FLORIDA HEALTHY KIDS CORPORATION
                          CONTRACT FOR MEDICAL SERVICES

                                TABLE OF CONTENTS

SECTION 1      GENERAL PROVISIONS

         -1    Definitions

SECTION 2      FLORIDA HEALTHY KIDS CORPORATION RESPONSIBILITIES

        2-1    Participant Identification
        2-2    Payments
        2-3    Reduced Fee Arrangements
               2-3-1 Specialty Fee Arrangements
               2-3-2 Children's Medical Services
        2-4    Quarterly Program Updates
        2-5    Change in Benefit Schedule
        2-6    Marketing
        2-7    Forms and Reports
        2-8    Coordination of Benefits
        2-9    Entitlement to Reimbursement

SECTION 3      PHYSICIANS HEALTHCARE PLANS, INC. (PHP)

        3-1    Benefits
        3-2    Access to Care
        3-3    Marketing Materials
        3-4    Use of Name
        3-5    Eligibility
        3-6    Effective Date of Coverage
        3-7    Termination of Participation
        3-8    Continuation of Coverage Upon Termination of this Agreement
        3-9    Individual Contracts
        3-10   Refusal of Coverage
        3-11   Extended Coverage
        3-12   Grievances and Complaints
        3-13   Claims Payment
        3-14   Notification
        3-15   Rates
        3-16   Rate Modification
        3-17   Conditions of Services
        3-18   Medical Records Requirements
               3-18-1 Medical Quality Review and Audit
        3-19   Quality Enhancement

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               3-19-1 Authority
               3-19-2 Staff
               3-19-3 Peer Review
               3-19-4 Referrals
        3-20   Availability of Records
        3-21   Audits
               3-21-1 Accessibility of Records
               3-21-2 Financial Audit
               3-21-3 Post-Contract Audit
               3-21-4 Accessibility for Monitoring
        3-22   Indemnification
        3-23   Confidentiality of Information
        3-24   Insurance
        3-25   Lobbying Disclosure
        3-26   Reporting Requirements
        3-27   Participant Liability
        3-28   Protection of Proprietary Information
        3-29   Regulatory Filings

SECTION 4      TERMS AND CONDITIONS

        4-1    Effective Date
        4-2    Multi-year Agreement
        4-3    Entire Understanding
        4-4    Independent Contractor
        4-5    Assignment
        4-6    Notice
        4-7    Amendments
        4-8    Governing Law
        4-9    Contract Variation
        4-10   Attorney's Fees
        4-11   Representatives
        4-12   Termination
        4-13   Contingency

SECTION 5      EXHIBITS

        Exhibit A: Premium Payment and Rates
        Exhibit B: Enrollment Dates
        Exhibit C: Benefits
        Exhibit D: Coordination of Benefits
        Exhibit E: Access Standards
        Exhibit F: Grievance Procedure
        Exhibit G: Eligibility
        Exhibit H: Reporting Requirements
        Exhibit I: Certification Regarding Debarment, Suspension and Involuntary
                   Cancellation

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PHP/HILLSBOROUGH                  July 1, 2001                      Page 3 of 47

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                              AGREEMENT TO PROVIDE
                       COMPREHENSIVE HEALTH CARE SERVICES

     This agreement is made by and between the F1orida Healthy Kids Corporation, hereinafter referred to as "FHKC" and PHYSICIANS HEALTHCARE PLANS, INC., hereinafter referred to as "PHP".

     WHEREAS, FHKC has been specifically empowered in subsections 624.91 (3) (b) 4, 7, and 8, Florida Statutes, to enter into contracts with HMO's, insurers, or any provider of health care services, meeting standards established by FHKC, for the provision of comprehensive health insurance coverage to participants; and

     WHEREAS, Sections 6412017 (1) and (2), Florida Statutes, allows PHP to enter such a contractual arrangement on a prepaid per capita basis whereby PHP assumes the risk that costs exceed the amount paid on a prepaid per capita basis; and

     WHEREAS, FHKC desires to increase access to health care services and improve children's health; and

     WHEREAS, FHKC did issue an Invitation to Participate in the FHKC School Enrollment-Based Health Insurance Program inviting PHP as well as other entities, to submit a proposal for the provision of those comprehensive health care services set forth in the Invitation to Participate; and

     WHEREAS, PHP's proposal in response to the Request for Proposals was selected through a competitive bid process as the most responsive bid; and

     WHEREAS, PHP has assured FHKC of full compliance with the standards established in this Agreement and agrees to promptly respond to any required revisions or changes in the FHKC operating procedures which may be required by law or implementing regulations; and

     WHEREAS, FHKC is desirous of using PHP's provider network to deliver comprehensive health care services to all eligible FHKC participants in Hillsborough County;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, the parties agree as follows:

SECTION 1 GENERAL PROVISIONS

-1   Definitions

     As used in this agreement, the term:

          A. "COMPREHENSIVE HEALTH CARE SERVICES" means those services, medical equipment, and supplies to be provided by PHP in

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               accordance with standards set by FHKC and further described in
               Exhibit C.

          B. "THE PROGRAM" shall mean the project established by FHKC pursuant to Section 624.91, Florida Statutes and specified herein.

          C. "PARTICIPANT" means those individuals meeting FHKC standards of eligibility and who have been enrolled in the program.

          D. "PHP PROVIDERS" shall mean those providers set forth in the participant's handbook as from time to time amended.

          E. "CO-PAYMENT" is the payment required of the participant at the time of obtaining service. In the event the participant fails to pay the required co-payment, PHP may decline to provide non-emergency or non-urgently needed care.

          F.   "FRAUD" shall mean:

               1)   Any FHKC participant or person who knowingly:

                    a) Fails, by any false statement, misrepresentation, impersonation, or other fraudulent means, to a disclose a material fact used in making a determination as to such person's qualification to receive comprehensive health care services coverage under the FHKC program;

                    b) Fails to disclose a change in circumstances in order to obtain or continue to receive comprehensive health care services coverage under the FHKC program to which he or she is not entitled or in an amount larger than that which he or she is entitled;

                    c) Aids and abets another person in the commission of any such act.

               2)   Any person or FHKC participant who:

                    a) Uses, transfers, acquires, traffics, alters, forges, or possess, or

                    b) Attempts to use, transfer, acquire, traffic, alter, forge or possess, or

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                    c)   Aids and abets another person in the use, transfer,
                         acquisition, traffic, alteration, forgery or possession of a FHKC identification card.

SECTION 2 FLORIDA HEALTHY KIDS CORPORATION RESPONSIBILITIES

2-1  Participant Identification

FHKC shall promptly furnish to PHP information to sufficiently identify participants in the Comprehensive Health Care Services plan authorized by this agreement. Additionally, FHKC shall provide PHP a compatible computer tape, or other computer-ready media, with the names of participants along with monthly additions or deletions throughout the term of this contract in accordance with the following:

          A. With respect to participants who enroll during open enrollment, such listing shall be furnished not less than seven (7) working days prior to the effective date of coverage.

          B. With respect to additions and deletions occurring after open enrollment such listing shall be furnished not less than seven
               (7) working days prior to effective date of coverage.

          C. With respect to both A and B above, furnish a supplemental list of eligible participants by the third day after the effective date of coverage. PHP shall adjust enrol1ment retroactively to the 1st day of that month in accordance with the supplemental list and as listed in Exhibit B.

          D. FHKC may request PHP to accept additional participants after the supplemental listing for enrollment retroactive to the 1st of that coverage month. Such additions will be limited to those participants who made timely payments but were not included on the previous enrollment reports. If such additions exceed more than one percent on that month's enrollment, PHP reserves the right to deny FHKC's request.

2-2  Payments

FHKC will promptly forward the authorized premiums in accordance with Exhibit A attached hereto and incorporated herein as part of this Agreement on or before the 1st day of each month this Agreement is in force commencing with the 1st day of July, 2001. Premiums are past due on the 15th day of each month.

In the case of non-payment of premiums by the 15th day of the month for that month of coverage, PHP shall have the right to terminate coverage under this contract, provided FHKC is given written notice prior to such termination. Termination of coverage shall be retroactive to the last day for which premium payment has been made.

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2-3  Reduced Fee Arrangements

               Specialty Service Fee Arrangements

               Upon prior approval of PHP, FHKC shall have the right to negotiate specialty service fee arrangements with non-PHP affiliated providers and make such rates available to PHP. In such cases if there is a material impact on the premium, the premium in Exhibit A will be adjusted by PHP in a manner consistent with sound actuarial practices.

               Children's Medical Services Network

               If there is a material impact on the premium in Exhibit A due to the implementation of the Children's Medical Services Network as created in Chapter 391, Florida Statutes, PHP agrees to reduce the premium in Exhibit A in an amount consistent with sound actuarial practices.

2-4  Program Updates

FHKC shall provide PHP with updates on program highlights such as participant demographics, profiles, newsletters, legislative or regulatory inquiries and program directives.

2-5  Change in Benefit Schedule

FHKC agrees that any changes to the participant benefit schedule as set forth in Exhibit C attached hereto and incorporated herein as part of this Agreement, shall only be made as the parties hereto may mutually agree in writing.

2-6  Marketing

FHKC will market the program primarily through the Hillsborough County school district. FHKC agrees that PHP shall be allowed to participate in any scheduled marketing efforts to include, but not be limited to, any scheduled open house type activities. However, PHP is prohibited from any direct marketing to applicants or the use of FHKC's logo, name or corporate identity unless such activity has received prior written authorization from FHKC. Written authorization must be received for every individual activity.

FHKC will have the right of approval or disapproval of all descriptive plan literature and forms.

2-7  Forms and Reports

FHKC agrees that PHP shall participate in the development of any FHKC eligibility report formats that may be required from time to time.

2-8  Coordination of Benefits

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FHKC agrees that PHP shall be able to coordinate health benefits with other insurers as provided for in Florida Statutes and the procedures contained in Exhibit D attached hereto and incorporated herein as part of this Agreement.

If PHP identifies a participant covered through another health benefits program, PHP shall notify FHKC. FHKC shall make the decision as to whether the participant may continue coverage through FHKC in accordance with the eligibility standards contained herein.

2-9  Entitlement to Reimbursement

In the event PHP provides medical services or benefits to participants who suffer injury, disease or illness by virtue of the negligent act or omission of a third party, PHP shall be entitled to reimbursement from the participant, at the prevailing rate, for the reasonable value of the services or benefits provided. PHP shall not be entitled to reimbursement in excess of the participant's monetary recovery for medical expenses provided, from the third party.

SECTION 3 PHP RESPONSIBILITIES

3-1  Benefits

PHP agrees to make its provider network avai1able to FHKC participants in Hillsborough County and to provide the comprehensive health care services as set forth in Exhibit C attached hereto and by reference made a part hereof.

3-2  Access to Care

PHP agrees to meet or exceed the appointment and geographic access standards for pediatric care existing in the community and as specifically provided for in Exhibit E attached hereto and incorporated herein as a part of this Agreement.

In the event PHP's provider network is unable to provide those medically necessary benefits specified in Exhibit C, for any reason, except force majeure, PHP shall be responsible for those contract benefits obtained from providers other than PHP for eligible FHKC participants. In the event PHP fails to meet those access standards set forth in Exhibit E, FHKC may, after following procedures set forth in Exhibit E, direct its participants to obtain such contract benefit from other providers and may contract for such services. All financial responsibility related to services received under these specific circumstances shall be assumed by PHP.

3-3  Marketing Materials

PHP agrees that it shall not utilize the marketing materials, logos, trade names, service marks or other materials belonging to FHKC without FHKC's consent that shall not be unreasonably withheld.

PHP will be responsible for all preparation, cost and distribution of members PHP handbooks, plan documents, materials, and orientation, for FHKC participants. Materials will be appropriate to the population served and unique to the program.

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3-4  Use of Name

PHP consents to the use of its name in any marketing and advertising or media presentations describing FHKC, which are developed and disseminated by FHKC to participants, employees, employers, the general public or the Hillsborough County School System, provided however, PHP reserves the right to review and concur in any such marketing materials prior to their dissemination.

3-5  Eligibility

PHP agrees to accept participants who meet the eligibility standards contained in Exhibit G attached hereto and incorporated herein as a part of this Agreement. Provided, PHP reserves the right upon reasonable notification to periodically review certain eligibility determinations and FHKC shall ensure all records and findings concerning a particular eligibility determination will be made available with reasonable promptness.

3-6  Effective Date of Coverage

Coverage for every participant shall become effective at 12:01 a.m. EST/EDT, as appropriate, and as indicated in Exhibit B.

3-7  Termination of Participation

A participant's coverage under this program shall terminate on the last day of the month in which the participant:

          A.   ceases to be eligible to participate in the program;

          B.   establishes residence outside the service area; or

          C.   is determined to have acted fraudulently pursuant to Section
               1-1(F).

3-8  Continuation of Coverage Upon Termination of this Agreement

PHP agrees that, upon termination of this Agreement for any reason, unless instructed otherwise by FHKC, it will continue to provide inpatient services to FHKC participants who are then inpatients until such time as such participants have been appropriately discharged. However, PHP shall not be required to provide such extended benefits beyond 12 calendar months from the date the Agreement is terminated.

If PHP terminates this Contract at its sole option and through no fault of the FHKC and if on the date of termination a participant is totally disabled and such disability commenced while coverage was in effect, that participant shall continue to receive all benefits otherwise available under this contract for the condition under treatment which caused such total disability until the earlier of (1) the expiration of the contract benefit period for such benefits; (2) determination by the Medical Director of PHP that treatment is no longer medically necessary; (3) twelve (12) months from the date of termination of coverage; (4) a succeeding carrier elects to provide replacement coverage without limitation as to the disability condition;

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provided however, that benefits will be provided only so long as the participant is continuously totally disabled and only for the illness or injury which caused the total disability.

For the purpose of this section, a participant who is "totally disabled" shall mean a participant who is physically unable to work, as determined by the Medical Director of PHP, due to an illness or injury at any gainful job for which the participant is suited by education, training, experience or ability. Pregnancy, childbirth or hospitalization in and of themselves do not constitute "total disability". In the case of maternity coverage, when participant is eligible for such coverage, when not covered by a succeeding carrier, a reasonable period of extension of benefits shall be granted. The extension of benefits shall be only for the period of pregnancy, and shall not be based on total disability.

3-9  Participant Certificates and Handbooks

PHP will issue participant certificates and handbooks to all FHKC designated participants. Except as specifically provided in Sections 3-8 and 3-11 hereof, all participant rights and benefits shall terminate upon termination of this Agreement or upon termination of participation in the program.

          Refusal of Coverage

PHP shall not refuse to provide coverage to any participant on the basis of past or present health status.

3-1  Extended Coverage

With regards to those participants who have been terminated pursuant to Section 3-7 A, PHP agrees to offer individual coverage to all participants without regard to health condition or status.

          Grievances and Complaints

PHP agrees to provide all FHKC participants a Grievance Process and the grievance and complaint procedures shall be governed by the following ru1es and guidelines:

          A There must be sufficient support staff (clerical and professional) available to process grievances.

          B. Staff must be educated concerning the importance of the procedure and the rights of the enrollee.

          C. Someone with problem solving authority must be part of the grievance procedure.

          D. In order to initiate the grievance process, such grievance must be filed in writing.

          E. The parties will provide assistance to grievant during the grievance process to the extent FHKC deems necessary.

          F. Grievances shall be resolved within sixty days from initial filing by the

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               participant, unless information must be collected from providers located outside the authorized service area or from non-contract providers. In such exceptions, an additional extension shall be authorized upon establishing good cause.

          G. A record of informal complaints received which are not grievances shall be maintained and shall include the date, name, nature of the complaint and the disposition.

          Claims Payment

PHP will pay any claims from its offices located at 2333 Ponce de Leon Blvd., Suite 303, Coral Gables, Florida 33134 (or any other designated claims office located in its service area). PHP will pay clean claims filed within thirty (30) working days or request additional information of the claimant necessary to process the claim.

          Notification

PHP shall immediately notify FHKC of:

          A. Any judgment, decree, or order rendered by any court of any jurisdiction or Florida Administrative Agency enjoining PHP from the sale or provision of service under Chapter 641, Part II, Florida Statutes.

          B. Any petition by PHP in bankruptcy or for approval of a plan of reorganization or arrangement under the Bankruptcy Act or Chapter 631, Part I, Florida Statutes, or an admission seeking the relief provided therein.

          C. Any petition or order of rehabilitation or liquidation as provided in Chapters 631 or 641, Florida Statutes.

          D.   Any order revoking the Certificate Of Authority granted to PHP.

          E. Any administrative action taken by the Department of Insurance or Agency for Health Care Administration in regard to PHP.

          F. Any medical malpractice action filed in a court of law in which a FHKC participant is a party (or in whose behalf a participant's allegations are to be litigated).

          G. The filing of an application for change of ownership with the Florida Department of Insurance.

          H. On a monthly basis, inform FHKC of any changes to the provider network that differ from the network presented in the original bid proposal, including discontinuation of any primary care providers or physician practice associations or groups with Healthy Kids enrollees on their panels.

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          Rates

The rate charged for provision of Comprehensive Hea1th Care Services shall be as stated in Exhibit A.

     Rate Modification

     I.   Annual Adjustment

          Upon request by PHP, the Board of Directors of the FHKC may approve an adjustment to the premium effective only on October 1, however each adjustment must meet the following minimum conditions:

          A. Any request to adjust the premium must be received by the preceding April 1;

          B. The request for an adjustment must be accompanied by a supporting actuarial memorandum; and

          C. The proposed premium shall not be excessive or inadequate in accordance with the standards established by the Department of Insurance for such determination.

          D. In the event a mutually acceptable premium rate cannot be agreed upon by FHKC and PHP, an independent actuary may be retained to determine whether or not the proposed rate is excessive or inadequate. The cost for such review will be split between FHKC and PHP. The decision of the independent actuary will be binding on FHKC and PHP.

     II.  Coverage\Copayment Adjustment

          In the event, FHKC requires a change in coverage or benefits to be effective immediately. PHP shall have the right within ninety (90) calendar days from the effective date of the such change to propose in writing any adjustment to premium necessitated by such change. Such proposed premium adjustments shall comply with paragraph (d) of
          Section I above and upon approval of FHKC shall be retroactive to the effective date of such change. The retroactive payment of the adjusted premium shall apply only to non-subsidized participants. The proposed premium increase shall not be excessive or inadequate as determined by an independent actuary mutually acceptable to both FHKC and PHP.

3-17 Conditions of Services

Services shall be provided by PHP under the following conditions:

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          A.   Appointment. Participants shall first contact their assigned primary care physician for an appointment in order to receive non-emergency health services.

          B. Provision of Services. Services shall be provided and paid for by PHP only when PHP performs, prescribes, arranges or authorizes the services. Services are available only from and under the direction of PHP and neither PHP nor PHP Physicians shall have any liability or obligation whatsoever on account of any service or benefit sought or received by any member from any other physician or other person, institution or organization, unless prior special arrangements are made by PHP and confirmed in writing except as provided for in Section 3-2.

          C. Hospitalization. PHP does not guarantee the admission of a participant to any specific hospital or other facility or the availability of any accommodations or services therein. Inpatient Hospital Service is subject to all rules and regulations of the hospital or other medical facility to which the member is admitted.

          D. Emergency Services. Exceptions to Section 3-17 A, B and C are services which are needed immediately for treatment of an injury or sudden illness where delay means risk of permanent damage to the participant's health. PHP shall provide and pay for emergency services both inside and outside the service area.

          Medical Records Requirements

PHP shall require providers to maintain medical records for each participant under this contract in accordance with applicable state and federal law.

          3-18-1 Medical Quality Review and Audit

               FHKC shall conduct an independent medical quality review of PHP at the conclusion of the first twelve months of coverage and on-going reviews thereafter. The independent auditor's report will include a written review and evaluation of care provided to FHKC participants in Hillsborough County.

          Quality Enhancement (Assurance)

The PHP shall have a quality enhancement program. If the PHP has an existing program, it must satisfy the FHKC's quality enhancement standards. Approval will be based on the PHP adherence to the minimum standards listed below.

          3-19-1 Quality Enhancement Authority. The Plan shall have a quality enhancement review authority which shall:

               (a)  Direct and review all quality enhancement activities.

               (b) Assure that quality enhancement activities take place in all areas of the plan.

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               (c)  Review and suggest new or improved quality enhancement activities.

               (d) Direct task forces/committees in the review of focused concern.

               (e)  Designate evaluation and study design procedures.

               (f) Publicize findings to appropriate staff and departments within the plan.

               (g) Report findings and recommendations to the appropriate executive authority.

               (h) Direct and analyze periodic reviews of enrollees' service utilization patterns.

          3-19-2 Quality Enhancement Staff. The plan shall provide for quality enhancement staff which has the responsibility for:

               (a) Working with personnel in each clinical and administrative department to identify problems related to quality of care for all covered professional services.

               (b) Prioritizing problem areas for resolution and designing strategies for change.

               (c)  Implementing improvement activities and measuring success.

               (d) Performing a quarterly review of a random selection of 10 percent or 50 enrollee records, whichever is fewer. Reviewing elements shall include management of specific diagnosis, appropriateness and timeliness of care, comprehensiveness of and compliance with the plan of care, and evidence of special screening for high risk individuals or conditions.

               (e) Providing outcome of any Quality Enhancement activities involving children 5-19 years of age to the FHKC.

          3-19-3 Peer Review Authority. The plan's quality enhancement program shall have a peer review component and a peer review authority.

               Scope of Activities

               (a) The review of the practice methods and patterns of individual physicians and other health care professionals.

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               (b)  The ability and responsibility to evaluate the
                    appropriateness of care rendered by professionals.

               (c) The authority to implement corrective action when deemed necessary

               (d) The responsibility to develop policy recommendations to maintain or enhance the quality of care provided to plan participants.

               (e) A review process which includes the appropriateness of diagnosis and subsequent treatment, maintenance of medical record requirements, adherence to standards generally accepted by professional group peers, and the process and outcome of care.

               (f) The maintenance of written minutes of the meetings and provision of reports to FHKC of any activities related to FHKC participants.

               (g) Peer review must include examination of morbidity and mortality.

          3-19-4 Referrals To Peer Review Authority

               (a) All written and/or oral allegations of inappropriate or aberrant service must be referred to the Peer Review Authority.

               (b) Recipients and staff must be advised of the role of the Peer Review Authority and the process to advise the authority of situations or problems.

               (c) All grievances related to medical treatment must be presented to the Authority for examination and, when a FHKC participant is involved, the outcome of the grievance resolution reported to FHKC.

3-20 Availability of Records

PHP shall make all records available at its own expense for review, audit, or evaluation by authorized federal, state and FHKC personnel. The location will be determined by PHP subject to approval of FHKC. Access will be during normal business hours and will be either through on-site review of records or through the mail.

Copies of all records, will be sent to FHKC by certified mail within seven working days of request. It is FHKC's responsibility to obtain sufficient authority, as provided for by applicable statute or requirement, to provide for the release of any patient specific information or records requested by the FHKC, State or Federal agencies.

3-21 Audits

          3-21- Accessibility of Records

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               PHP shall maintain books, records, documents, and other evidence pertaining to the administrative costs and expenses of the contract relating to the individual participants for the purposes of audit requirements. These records, books, documents, etc., shall be available for review by authorized federal, state and FHKC personnel during the contract period and five (5) years thereafter, except if an audit is in progress or audit findings are yet unresolved in which case records shall be kept until all tasks are completed. During the contract period these records shall be available at PHP's offices at all reasonable times. After the contract period and for five years following, the records shall be available at PHP's chosen location subject to the approval of FHKC. If the records need to be sent to FHKC, PHP shall bear the expense of delivery. Prior approval of the disposition of PHP and subcontractor records must be requested and approved if the contract or subcontract is continuous.

               This agreement is subject to unilateral cancellation by FHKC if PHP refuses to allow such public access.

          3-21-2 Financial Audit

               Upon reasonable notice by FHKC, PHP shall permit an independent audit by FHKC of its financial condition or performance standard in accordance with the provisions of this agreement and the Florida Insurance Code and regulations adopted thereunder.

          3-21-3 Post-Contract Audit

               PHP agrees to cooperate with the post-contract audit requirements of appropriate regulatory authorities and in the interim will forward promptly PHP's annual audited financial statements to the FHKC. In addition, PHP agrees to the following:

               PHP agrees to retain and make available upon request, all books, documents and records necessary to verify the nature and extent of the costs of the services provided under this Agreement, and that such records will be retained and held available by PHP for such inspection until the expiration of four (4) years after the services are furnished under this Agreement. If, pursuant to this Agreement and if PHP's duties and obligations are to be carried out by an individual or entity subcontracting with PHP and that subcontractor is, to a significant extent, owns or is owned by or has control of or is controlled by PHP, each subcontractor shall itself be subject to the access requirement and PHP hereby agrees to require such subcontractors to meet the access requirement.

               PHP understands that any request for access must be in writing and contain reasonable identification of the documents, along with a statement as to the reason that the appropriateness of the costs or value of the services in question

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 16 of 47
               cannot be adequately or efficiently determined without access to its books or records. PHP agrees that it will notify FHKC in writing within ten (10) days upon receipt of a request for access.

          3-21-4 Accessibility for Monitoring

               PHP shall make available to all authorized federal, state and FHKC personnel, records, books, documents, and other evidence pertaining to the contract as well as appropriate personnel for the purpose of monitoring under this contract. The monitoring shall occur periodically during the contract period.

               PHP also agrees to cooperate in any evaluative efforts conducted by FHKC or an authorized subcontractor of FHKC.

          Indemnification

PHP agrees to indemnify and hold harmless FHKC from any losses resulting from negligent, dishonest, fraudulent or criminal acts of PHP, its officers, its directors, or its employees, whether acting alone or in collusion with others.

PHP shall indemnify, defend, and hold FHKC and its officers, employees and agents harmless from all claims, suits, judgments or damages, including court costs and attorney fees, arising out of any negligent or intentional torts by PHP.

PHP shall hold all enrolled participants harmless from all claims for payment of covered services, except co-payments, including court costs and attorney fees arising out of or in the course of this contract pertaining to covered services. In no case will FHKC or program participants be liable for any debts of the PHP.

PHP agrees to indemnify, defend, and save harmless FHKC, its officers, agents, and employees from:

          A. Any claims or losses attributable to a service rendered by any subcontractor, person, or firm performing or supplying services, materials, or supplies in connection with the performance of the contract regardless of whether FHKC knew or should have known of such improper service, performance, materials or supplies.

          B. Any failure of PHP, its officers, employees, or subcontractors to observe Florida law, including but not limited to labor laws and minimum wage laws, regardless of whether the FHKC knew or should have known of such failure.

With respect to the rights of indemnification given herein, FHKC agrees to provide to PHP, if known to FHKC, timely written notice of any loss or claim and the opportunity to mitigate, defend and settle such loss or claim as a condition to indemnification

          Confidentiality of Information

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 17 of 47

PHP shall treat all information, and in particular information relating to participants that is obtained by or through its performance under the contract, as confidential information to the extent confidential treatment is provided under state and federal laws. PHP shall not use any information so obtained in any manner except as necessary for the proper discharge of its obligations and securement of its rights under the contract.

All information as to personal facts and circumstances concerning participants obtained by PHP shall be treated as privileged communications, shall be held confidential, and shall not be divulged without the written consent of FHKC or the participant, provided that nothing stated herein shall prohibit the disclosure of information in summary, statistical, or other form which does not identify particular individuals. The use or disclosure of information concerning participants will be limited to purposes directly connected with the administration of the contract. It is expressly understood that substantial evidence of PHP's refusal to comply with this provision shall constitute a breach of contract.

          Insurance

PHP shall not commit any work in connection with the contract until it has obtained all types and levels of insurance required and approved by appropriate state regulatory agencies. The insurance includes but is not limited to worker's compensation, liability, fire insurance, and property insurance. Upon request, FHKC shall be provided proof of coverage of insurance by a certificate of insurance accompanying the contract documents.

FHKC shall be exempt from and in no way liable for any sums of money which may represent a deductible in any insurance policy. The payment of such a deductible shall be the sole responsibility of PHP and/or subcontractor holding such insurance. The same holds true of any premiums paid on any insurance policy pursuant to this contract. Failure to provide proof of coverage may result in the contract being terminated.

          Lobbying Disclosure

PHP shall comply with applicable state and federal requirements for the disclosure of information regarding lobbying activities of the firm, subcontractors or any authorized agent. Certification forms shall be filed by PHP certifying that no state or federal funds have been or will be used in lobbying activities, and the disclosure forms shall be used by PHP to disclose lobbying activities in connection with the Program that have been or will be paid for with non-federal funds.

          Reporting Requirements

PHP agrees to provide on a timely basis the quarterly statistical reports detailed in Exhibit H to FHKC which FHKC must have to satisfy reporting requirements.

          Participant Liability

PHP hereby agrees that no FHKC participant shall be liable to PHP or any PHP network providers for any services covered by FHKC under this Agreement. Neither PHP or any representative of PHP shall collect

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 18 of 47
or attempt to collect from an FHKC participant any money for services covered by the program and neither PHP nor representatives of PHP may maintain any action at law against a FHKC participant to collect money owed to PHP by FHKC. FHKC participants shall not be liable to PHP for any services covered by the participant's contract with FHKC. This provision shall not prohibit collection of co-payments made in accordance with the terms of this Agreement. Nor shall this provision prohibit collection for services not covered by the contract between FHKC and the participants.

          Protection of Proprietary Information

PHP and FHKC mutually agree to maintain the integrity of all proprietary information, including but not limited to membership lists, including names, addresses and telephone numbers. Neither parties will disclose or allow to be disclosed proprietary information, by any means, to any person without the prior written approval of the other party. All proprietary information will be so designated.

This requirement does not extend to routine reports and membership disclosure necessary for efficient management of the program.

          Regulatory Filings

PHP will forward all regulatory filings, (i.e., documents, forms and rates) relating to this contract to FHKC for their review and approval. Once such regulatory filings are approved, FHKC will submit them to the Department of Insurance on PHP's behalf.

SECTION 4 TERMS AND CONDITIONS

          Effective Date

This Agreement shall be effective on the first (1st) day of July, 2001 and shall remain in effect through September 30, 2003.

4-2  Multiple Year Agreement

Parties hereto agree this is a "Multiple Year Agreement" meaning this Agreement which is effective as of July 1, 2001 shall extend through September 30, 2003, and shall thereafter be automatically renewed for no more than (2) successive one year periods. Either party may elect not to renew this Agreement and in that event shall give written notice to said effect to the other party at least six
(6) months prior to the expiration of the then current term.

4-3  Entire Understanding

This Agreement embodies the entire understanding of the parties in relationship to the subject matter hereof. No other agreement, understanding or representation, verbal or otherwise, relative to the subject matter hereof exists between the parties at the time of execution of this Agreement.

4-4  Independent Contractor

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 19 of 47

The relationship of PHP to the FHKC shall be solely that of an independent contractor. As an independent contractor, PHP agrees to comply with the following provisions and any additional provisions as required by changes to state or federal laws or regulations:

                    Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000d et seq., which prohibits discrimination on the basis of race, color, or national origin.

               b. Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap.

               c. Title IX of the Education Amendments of 1972, as amended 29 U.S.C. 601 et seq., which prohibits discrimination on the basis of sex.

               d. The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq., which prohibits discrimination on the basis of age.

               e. Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended, 42 U.S.C. 9848, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs.

               f. The American with Disabilities Act of 1990, P.L. 101-336, which prohibits discrimination on the basis of disability and requires reasonable accommodation for persons with disabilities.

               g. Section 274A (e) of the Immigration and Nationalization Act, FHKC shall consider the employment by any contractor of unauthorized aliens a violation of this Act. Such violation shall be cause for unilateral cancellation of this contract.

               h. OMB Circular A-110 (Appendix A-4) which identifies procurement procedures which conform to applicable federal law and regulations with regard to debarment, suspension, ineligibility, and involuntary exclusion of contracts and subcontracts and as contained in Exhibit I of this contract. Covered transactions include procurement contracts for services equal to or in excess of $100,000 and all non-procurement transactions.

4-5  Assignment

This Agreement may not be assigned by PHP without the express prior written consent of FHKC. Any purported assignment shall be deemed null and void.

This contract and the monies that may become due hereunder are not assignable by PHP except with the prior written approval of FHKC.

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 20 of 47

          Notice

Notice required or permitted under this Agreement shall be directed as follows:

                    For PHYSICIANS HEALTHCARE PLANS, INC.
                    DAISY M. GOMEZ
                    GOVERNMENT PROGRAMS DIRECTOR
                    2333 PONCE DE LEON BLVD.
                    SUITE 303
                    CORAL GABLES, FL 33134

                    For FHKC:
                    EXECUTIVE DIRECTOR
                    FLORIDA HEALTHY KIDS CORPORATION
                    POST OFFICE BOX 980
                    TALLAHASSEE, FL 32302

                    or to such other place or person as written notice thereof may be given to the other party.

          Amendment

Not withstanding anything to the contrary contained herein, this Agreement may be amended by mutual written consent of the parties at any time.

          Governing Law

This Agreement shall be construed and governed in accordance with the laws of the State of Florida.

4-9  Contract Variation

If any provision of the contract (including items incorporated by reference) is declared or found to be illegal, unenforceable, or void, then both FHKC and PHP shall be relieved of all obligation arising under such provisions. If the remainder of the contract is capable of performance, it shall not be affected by such declaration or finding and shall be fully performed. In addition, if the laws or regulations governing this contract should be amended or judicially interpreted as to render the fulfillment of the contract impossible or economically infeasible, both FHKC and PHP will be discharged from further obligations created under the terms of the contract.

          Attorneys Fees

In the event that either party deems it necessary to take legal action to enforce any provision of this Agreement the court or hearing officer, in his discretion, may award costs and attorneys' fees to the prevailing party. Legal actions are defined to include administrative proceedings.

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 21 of 47

4- Representatives

Each party shall designate a representative to serve as the day to day management of FHKC School Based Health Insurance Plan, helping to resolve services questions, assuring proper arbitration in the event of a dispute, as well as responding to general administrative and procedural problems. These individuals will be the principal points of contact for all inquiries unless the designated representatives specifically refer the inquiry to another party within their respective organizations.

4-12 Termination

          A.   Termination for Cause

               FHKC shall have the absolute right to terminate for cause, this Agreement, and all obligations contained hereunder. Cause shall be defined as any material breach of PHP's responsibilities as set forth herein, which can not be cured by PHP within 30 days from the date of written notice from FHKC but, if the default condition cannot be cured within the 30 days, PHP may, if it has commenced reasonable efforts to correct the condition within that 30 day period, have up to 90 days to complete the required cure. Nothing in this Agreement shall extend this 90 day period except the mutual consent of the parties hereto.

               PHP shall have the absolute right to terminate for cause this Agreement, and all obligations contained hereunder. Cause shall be defined as any material breach of FHKC's responsibilities as set forth herein, which can not be cured by FHKC within 30 days from the date of written notice from PHP but, if the default condition cannot be cured within the 30 days, FHKC may, if it has commenced reasonable efforts to correct the condition within that 30 day period, have up to 90 days to complete the required cure. Nothing in this Agreement shal1 extend this 90 day period except the mutual consent of the parties hereto.

          B.   Change of Controlling Interest

               FHKC shall have the absolute right to elect to continue or terminate this Agreement, at its sole discretion, in the event of a change in the controlling interest of PHP. PHP shall provide notice of regulatory agency approval prior to any transfer or change in control, and FHKC shall have ten (10) days thereafter to elect continuation or termination of this Agreement.

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 22 of 47

4-13 Contingency

          This Agreement and all obligations created hereunder, are subject to continuation and approval of funding of the FHKC by the appropriate state and federal or local agencies.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 11 day of APRIL, 2001.

                                          PHYSICIANS HEALTHCARE PLANS, INC.
                                          BY:


/s/ Illegible                             /s/ Daisy Gomez
------------------                        --------------------------------------
Witness                                   Name: Daisy Gomez
                                          Title: Government Programs Dir.


                                          FLORIDA HEALTHY KIDS CORPORATION
                                          BY:


/s/ Jennifer Lloyd                        /s/ Rose M. Naff
------------------                        --------------------------------------
Witness                                   Rose M. Naff
                                          Executive Director

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 23 of 47

EXHIBIT A

                            HEALTH SERVICES AGREEMENT

The Comprehensive Health Care Services premium for participants in the Florida Healthy Kids School Enrollment-Based Health Insurance Program shall be as follows:

For the period of July 1, 2001 through September 30, 2002, the premium rate shall be $68.00 per enrollee per month.

--------------------------------------------------------------------------------
PHP/HlLLSBOROUGH                  July 1, 2001                     Page 24 of 47

EXHIBIT B

                              ENROLLMENT PROCEDURES

     All FHKC eligible participants will be provided with necessary enrollment materials and forms from FHKC or its assignee.

2. FHKC will provide PHP with eligible participants who have selected PHP or who have been assigned by FHKC to PHP according to the provisions of
     Section 2-1 via an enrollment tape, using a tape layout to be specified by FHKC.

3. Upon receipt of such enrollment tape, PHP acting as an agent for FHKC shall provide each participant within five business days an enrollment package that includes the following:

     A. A membership card displaying the participant's name, identification number, and effective date of coverage.

     B.   Participant's handbook.

     C. Current listing of primary care and specialty care providers and hospitals.

4. All additions or deletions will be submitted in accordance with referenced sections of this Agreement and Exhibit B.

5. Upon receipt of monthly tape from FHKC, PHP will process all new enrollments and provide new participants with enrollment package described above.

6. Deletions will be processed by PHP and participants will be notified in writing by regular mail advising them of the effective date of deletion.

7. A waiting period of sixty days will be imposed on those participants who voluntarily cancel their coverage by non-payment of the required monthly premium. Canceled participants must request reinstatement from FHKC and wait at least sixty days from the date of that request before coverage can be reinstated.

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 25 of 47

                                                                       EXHIBIT C

                            ENROLLEE BENEFIT SCHEDULE

The following health care benefits are included under this contract and PHP shall pay an enrollee's covered expenses up to a lifetime maximum of $l million per covered enrollee.

--------------------------------------------------------------------------------------------------------------
                                                                                                     CO-
          BENEFIT                                       LIMITATIONS                               PAYMENTS
--------------------------------------------------------------------------------------------------------------
A. Impatient Services            All admissions must be authorized by PHP.                   NONE

All covered services provided    The length of the patient stay shall be determined
for the medical care and         based on the medical condition of the enrollee in
treatment of an enrollee who     relation to the necessary and appropriate level of care.
is admitted as an inpatient      Room and board may be limited to semi-private
to a hospital licensed under     accommodations, unless a private room is considered
part I of Chapter 395.           medically necessary or semi-private accommodations are
                                 not available.
Covered services include:
physician's services; room and   Private duty nursing limited to circumstances where such
board; general nursing care;     care is medically necessary.
patient meals; use of
operating room and related       Admissions for rehabilitation and physical therapy are
facilities; use of intensive     limited to 15 days per contract year.
care unit and services;
radiologic, laboratory and       Shall Not Include Experimental or Investigational
other diagnostic tests; drugs;   Procedures as defined as a drug, biological product,
medications; biologicals;        device, medical treatment or procedure that meets any one
anesthesia and oxygen            of the following criteria, as determined by the Plan:
services; special duty
nursing; radiation and           1. Reliable Evidence shows the drug, biological product,
chemotherapy; respiratory        device, medical treatment, or procedure when applied to
therapy; administration of       the circumstances of a particular patient is the subject
whole blood plasma; physical,    of ongoing phase I, II or III clinical trials or
speech and occupational
therapy; medically necessary     2. Reliable Evidence shows the drug, biological product,
services of other health         device, medical treatment or procedure when applied to
professionals.                   the circumstances of a particular patient is under study
                                 with a written protocol to determine maximum tolerated
                                 dose, toxicity, safety, efficacy, or efficacy in
                                 comparison to conventional alternatives, or

                                 3. Reliable Evidence shows the drug, biological product,
                                 device, medical treatment, or procedure is being
                                 delivered or should be delivered subject to the approval
                                 and supervision of an Institutional Review Board (IRB) as
                                 required and defined by federal regulations, particularly
                                 those of the U.S. Food and Drug Administration or the
                                 Department of Health and Human Services.

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 26 of 47

--------------------------------------------------------------------------------------------------------------
                                                                                                     CO-
          BENEFIT                                      LIMITATIONS                                PAYMENTS
--------------------------------------------------------------------------------------------------------------
B. Emergency Services            Must use a PHP designated facility or provider for          $10 per visit
                                 emergency care unless the time to reach such facilities     waived if
Covered Services include         or providers would mean the risk of permanent damage to     admitted or
visits to an emergency room or   patient's health.                                           authorized by
other licensed facility if                                                                   primary care
needed immediately due to an                                                                 physician
injury or illness and delay
means risk of permanent damage
to the enrollee's health.

--------------------------------------------------------------------------------------------------------------

C. Maternity Services and        Infant is covered for up to three (3) days following        NONE
Newborn Care                     birth or until the infant is transferred to another
                                 medical facility, whichever occurs first.
Covered services include
maternity and newborn care;      Coverage may be limited to the fee for vaginal deliveries
prenatal and postnatal care;
initial inpatient care of
adolescent participants,
including nursery charges and
initial pediatric or neonatal
examination.

--------------------------------------------------------------------------------------------------------------

D. Organ Transplantation         Coverage is available for transplants and medically         NONE
Services                         related services if deemed necessary and appropriate
                                 within the guidelines set by the Organ Transplant
Covered services include         Advisory Council or the Bone Marrow Transplant Advisory
pretransplant, transplant and    Council.
postdischarge services and
treatment of complications
after tranplantation.

--------------------------------------------------------------------------------------------------------------

E. Outpatient Services           Services must be provided directly by PHP or through pre-   No co-payment
                                 approved referrals.                                         for well child
Preventive, diagnostic,                                                                      care office
therapeutic, palliative care,    Routine hearing and screening must be provided by primary   visits,
and other services provided to   care physician.                                             preventive care
an enrollee in the outpatient                                                                visits or for
portion of a health facility     Family planning limited to one annual visit and one         routine vision
licensed under chapter 395.      supply visit each ninety days.                              and bearing
                                                                                             screenings.
Covered services include Well-   Chiropractic services shall be provided in the same
child care, including services   manner as in the Florida Medicaid program.                  $3 per office
recommended in the Guidelines                                                                visit
for Health Supervision of        Podiatric services are limited to one visit per day
Children and Youth as            totaling two visits per month for specific foot
developed by Academy of          disorders. Routine foot care must be for conditions that
Pediatrics; immunizations and    result in circulatory embarrassment or desensitization.
injections; health education
counseling and clinical          Dental services must be provided to an oral surgeon for
services; family planning        medically necessary reconstructive dental surgery due to
services, vision screening;      injury
hearing screening; clinical
radiologic, laboratory and       Treatment for temporomandibular joint (TMJ) disease is
other outpatient diagnostic      specifically excluded.
tests; ambulatory surgical

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PHP/H1LLSBOROUGH                  July 1, 2001                     Page 27 of 47

--------------------------------------------------------------------------------------------------------------
                                                                                                    CO-
            BENEFIT                                      LIMITATIONS                             PAYMENTS
--------------------------------------------------------------------------------------------------------------
procedures; splints and casts:   Shall Not Include Experimental or Investigational
consultation with and            Procedures as defined as a drug, biological product,
treatment by referral            device, medical treament or procedure that meets any
physicians; radiation and        one of the following criteria, as determined by PHP.
chemotherapy; chiropractic
services; podiatric services.    1. Reliable Evidence shows the drug, biological
                                 product, device, medical treatment, or procedure when
                                 applied to the circumstances of a particular patient is
                                 the subject of ongoing phase I, II or III clinical
                                 trials or

                                 2. Reliable Evidence shows the drug, biological
                                 product, device, medical treatment or procedure when
                                 applied to the circumstances of a particular patient is
                                 under study with a written protocol to determine
                                 maximum tolerated dose, toxicity, safety, efficacy, or
                                 efficacy in comparison to conventional alternatives, or

                                 3. Reliable Evidence shows the drug, biological
                                 product, device, medical treatment, or procedure is
                                 being delivered or should be delivered subject to the
                                 approval and supervision of an Institutional Review
                                 Board (IRB) as required and defined by federal
                                 regulations, particularly those of the U.S. Food and
                                 Drug Administration or the Department of Health Human
                                 Services

--------------------------------------------------------------------------------------------------------------

E. Behavioral Health Services    All services must be provided directly by PHP or upon
                                 approved referral.
Covered services include
inpatient and outpatient care    Inpatient services are limited to not more than thirty      INPATIENT:
for psychological or             inpatient days per contract year for psychiatric            NONE
psychiatric evaluation,          admissions, or residential services in lieu of
diagnosis and treatment by a     inpatient psychiatric admissions; however, a minimum of
licensed mental health           ten of the thirty days shall be available only for
professional.                    inpatient psychiatric services when authorized by PHP
                                 physician.
                                                                                             OUTPATIENT: $3
                                 Outpatient services are limited to a maximum of forty       per visit
                                 outpatient visits per contract year.

--------------------------------------------------------------------------------------------------------------

F. Substance Abuse Services      All services must be provided directly by PHP or upon
                                 approved referra1.
Includes coverage for
inpatient and outpatient care    Inpatient services are limited to not more than seven       INPATIENT:
for drug and alcohol abuse       inpatient days per contract year for medical                NONE
including counseling and         detoxification only and thirty days residential
placement assistance.            services.

Outpatient services include      Outpatient visits are limited to a maximum of forty
evaluation. diagnosis and        visits per contract year.                                   OUTPATIENT: $3
treatment by a licensed                                                                      per visit
practitioner

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PHP/HILLSBOROUGH                  July 1, 2001                     Page 28 of 47

--------------------------------------------------------------------------------------------------------------
                                                                                                    CO-
            BENEFIT                                      LIMITATIONS                             PAYMENTS
--------------------------------------------------------------------------------------------------------------
G. Therapy Services              All treatments must be performed directly or as             $3 per visit
                                 authorized by PHP.
Covered services
include physical,                Limited to up to twenty-four treatment sessions within
occupational, respiratory and    a sixty day period per episode or injury, with the
speech therapies for             sixty day period beginning with the first treatment.
short-term rehabilitation
where significant improvement
in the enrollee's condition
will result.
--------------------------------------------------------------------------------------------------------------

H. Home Health Services          Coverage is limited to skilled nursing services only.       $3 per visit
                                 Meals, housekeeping and personal comfort items are
Includes prescribed home         excluded.
visits by both registered and
licensed practical nurses to     Services must be provided directly by PHP.
provide skilled nursing
services on a part-time
intermittent basis.

--------------------------------------------------------------------------------------------------------------

I. Hospice Services              Once a family elects to receive hospice care for an         $3 per visit
                                 enrollee, other services that treat the terminal
Covered services                 condition will not be covered.
include reasonable
and necessary services for       Services required for conditions_totally unrelated to
palliation or management of an   the tem1inal condition are covered to the extent that
enrollee's terminal illness.     the services are covered under this contract.

--------------------------------------------------------------------------------------------------------------

J. Nursing Facility Services     All admissions must be authorized by PHP and provided       NONE
                                 by a PHP affiliated facility.
Covered services include
regular nursing services,        Participant must require and receive skilled services
rehabilitation services, drugs   on a daily basis as ordered by PHP physician.
and biologicals, medical
supplies, and the use of         The length of the enrollee's stay shall be determined
appliances and equipment         by the medical condition of the enrollee in relation to
furnished by the facility.       the necessary and appropriate level of care, but is no
                                 more than 100 days per contract year.

                                 Room and board is limited to semi-private accommodations
                                 unless a private room is considered medically necessary
                                 or semi-private accommodations are not available.

                                 Specialized treatment centers and independent kidney
                                 disease treatment centers are excluded.

                                 Private duty nurses, television. and custodial care are
                                 excluded.

                                 Admissions for rehabilitation and physical therapy are
                                 limited to fifteen days per contract year.

--------------------------------------------------------------------------------------------------------------

K. Durable Medical Equipment     Equipment and devices must be provided by authorized        NONE
and Prosthetic Devices           PHP supplier.

Equipment and devices that are   Covered prosthetic devices include artificial eyes and
medically indicated to assist    limbs, braces, and other artificial aids.
in the treatment of a medical
condition and specifically       Low vision and telescopic lenses are not included
prescribed as medically
necessary by enrollee's PHP      Hearing aids are covered only when medically indicated
                                 to

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 29 of 47

--------------------------------------------------------------------------------------------------------------
                                                                                                    CO-
            BENEFIT                                      LIMITATIONS                             PAYMENTS
--------------------------------------------------------------------------------------------------------------
physician                        assist in the treatment of a medical condition.

--------------------------------------------------------------------------------------------------------------

L. Refractions                   Enrollee must have failed vision screening by primary       $3 per visit
                                 care physician.
Examination by a PHF
optometrist to determine         Corrective lenses and frames are limited to one pair
the need for and to prescribe    every two years unless head size or prescription
corrective lenses as medically   changes.                                                    $10 for
indicated.                                                                                   corrective lenses
                                 Coverage is limited to Medicaid frames with plastic or
                                 SYL non-tinted lenses.

--------------------------------------------------------------------------------------------------------------

M. Pharmacy                      Covered drugs are limited to the Florida Medicaid           $3 per
                                 formulary with generic substitution.                        prescription for
Prescribed drugs                                                                             up to a 31-day
for the treatment of illness     Brand name products are covered if a generic                supply
or injury or injury.             substitution is not available or where the prescribing
                                 physician indicates that a brand name is medically
                                 necessary.

                                 All medications must be dispensed through PHP or a PHP
                                 designated pharmacy.

                                 All prescriptions must be written by the participant's
                                 primary care physician, PHP approved specialist or
                                 consultant physician.

--------------------------------------------------------------------------------------------------------------

N. Transportation Services       Must be in response to an emergency situation.              $10 per service

Emergency transportation as
determined to be medically
necessary in response to an
emergency situation.

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 30 of 47

                                                                       EXHIBIT D

                    WORKER'S COMPENSATION, THIRD PARTY CLAIM
                    PERSONAL INJURY PROTECTION BENEFITS, AND
                            COORDINATION OF BENEFITS

A.   WORKER'S COMPENSATION

          Worker's compensation benefits are primary to all benefits which may be provided pursuant to this contract. In the event PHP provides services or benefits to a participant who is entitled to worker's compensation benefits, PHP shall complete and submit to the appropriate carrier, such forms, assignments, consents and releases as are necessary to enable PHP to obtain payment, or reimbursement, under the worker's compensation law.

B.   THIRD PARTY CLAIMS

          In the event PHP provides medical services or benefits to participants who suffer injury, disease or illness by virtue of the negligent act or omission of a third party, PHP shall be entitled to reimbursement from the participant, at the prevailing rate, for the reasonable value of the services or benefits provided. PHP shall not be entitled to reimbursement in excess of the participant's monetary recovery for medical expenses provided, from the third party.

C.   NO-FAULT, PERSONAL INJURY PROTECTlON AND MEDICAL PAYMENTS COVERAGE

          As noted in the Florida Statutes (F.S. 641.31(8)), automobile no-fault personal injury protection, and medical payments insurance, maintained by or for the benefit of the participant, shall be primary to all services or benefits which may be provided pursuant to this contract. In the event PHP provides services or benefits to a participant who is entitled to the aforesaid automobile insurance benefits, the parent/guardian or participant shall complete and submit to PHP, or to the automobile insurance carrier, such forms, assignments, consents and releases as are necessary to enable PHP to obtain payment or reimbursement from such automobile insurance carrier.

D.   COORDINATION OF BENEFITS AMONG HEALTH INSURERS

          PHP shall coordinate benefits in accordance with NAIC principles as may be amended from time to time. If any benefits to which a participant is entitled under this contract are also covered under any other group health benefit plan or insurance policy, the benefits hereunder shall be reduced to the extent that benefits are available to participant under such other plan or policy whether or not a claim is made for the same, subject to the following:

                    The rules establishing the order of benefit determination between this

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 31 of 47
                    contract and other plan covering the participant on whose behalf a claim is made are as follows:

               (a) The benefits of a policy or plan which covers the person as an employee, member, or subscriber, other than as a dependent are determined before those of the policy or plan which covers the person as a dependent.

               (b) Except as stated in paragraph C, when two or more policies or plans cover the same child as a dependent of different parents:

                    (1)The benefits of the policy or plan of the parent whose birthday, excluding year of birth, falls earlier in a year are determined before those of the policy of the parent whose birthday, excluding year of birth, falls later in that year; but

                    (2)If both parents have the same birthday, the benefits of the policy or plan which covered the parent for a longer period of time are determined before those of the policy or plan which covered the parent for shorter period of time. However, if a policy or plan subject to the rule based on the birthday of the parents as stated above coordinates with an out-of-state policy or plan which contains provisions under the benefits of a policy or a person as a dependent of a male are determined before those of a policy or plan which covers the person as a dependent of a female and if, as a result, the policies or plans do not agree in the order of benefits, the provisions or the other policy or plan shall determine the order of benefits.

               (c) If two or more policies or plans cover a dependent child of divorced or separated parents, benefits for the child are determined in this order:

                    (1)First, the policy or plan of the parent with custody of the child;

                    (2)Second, the policy or plan of the spouse of the parent with custody of the child, and

                    (3)Third, the policy or plan of the parent not having

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 32 of 47
                    custody of the child. However, if the specific terms of a court decree state that one of the parents is responsible for the health care expenses of the child and of the entity obliged to pay or provide the benefits of the policy or plan or that parent has actual knowledge of those terms, the benefits of that policy are determined first. This does not apply with respect to any claim determination period or plan or policy year during which any benefits are actually paid or provided before the entity has that knowledge.

               (d) The benefits of a policy or plan which covers a person as an employee which is neither laid off nor retired, or as that employee's dependent, are determined before those of a policy or plan which covers that person as a laid off or retired employee or as that employee's dependent. If the other policy or plan is not subject to this rule, and if, as result, the policies or plans do not agree on the order of benefits, this paragraph shall not apply.

               (e) If none of the rules in paragraph a, paragraph b, paragraph c, or paragraph d, determine the order of benefits of the policy or plan which covered an employee, member or subscriber for a longer period of time are determined before those of the policy or plan which covered that person for the shorter period of time.

     2. None of the above rules as to coordination of benefits shall limit the participant's right to receive direct health services hereunder.

          Any participant claiming benefits under the contract shall furnish to PHP all information deemed necessary by it to implement this provision.

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PHP/HILLSBOROUGH                  July 1, 2001                     Page 33 of 47

                                                                       EXHIBIT E

                       ACCESS and CREDENTIALING STANDARDS

PHP shall maintain a medical staff, under contract, sufficient to permit reasonably prompt medical service to all participants in accordance with the following:

1.   Primary Care Physician Standards

          PHP shall include only board certified pediatricians and family practice physicians or physician extenders working under the direct supervision of a board certified practitioner to serve as primary care physicians in its provider network for Hillsborough County. The PHP may request that an individual physician be granted an exception to this policy by making such a request in writing to the Corporation and providing the physician's curriculum vitae and a reason why the physician should be granted an exception to the accepted standard. Such requests will be reviewed by the Corporation on a case by case basis and a written response will be made to PHP on the outcome of the request.

2.   Geographical Access:

          Geographical access to board certified family practice physicians, pediatric physicians, or ARNP's, experienced in child health care, of approximately twenty (20) minutes driving time from residence to provider, except that this driving time limitation shall be reasonably extended in those areas where such limitation with respect to rural residence is unreasonable. In such instance, PHP shall provide access for urgent care through contracts with nearest providers.

3.   Timely Treatment:

          Timely treatment by providers, such that the participant shall be seen by a provider in accordance with the following:

          A.   Emergency care shall be provided immediately;

          B. Urgently needed care shall be provided within twenty-four (24) hours;

          C. Routine care of patients who do not require emergency or urgently needed care shall be provided within seven (7) calendar days;

          D. Physical examinations shall be provided within four (4) weeks of request for appointment; and

          E.   Follow-up care shall be provided as medically appropriate.

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PHP/HILLSBOROUGH                  July 1, 2001                     Page 34 of 47

                                                                       Exhibit E
                                                                     (Continued)

For the purposes of this section, the following definitions shall apply:

          Emergency care is that required for the treatment of an injury or acute illness which, if not treated immediately, could reasonably result in serious or permanent damage to the patient's health.

          Urgently needed care is that required within a twenty-four (24) hour period to prevent a condition from requiring emergency care.

          Routine care is that level of care which can be delayed without anticipated deterioration in the patient's medical condition for a period of seven (7) calendar days.

By utilization of the foregoing standards, FHKC does not intend to create standards of care or access different from those which are deemed acceptable within the PHP service area. Rather FHKC intends that the provider timely and appropriately respond to patient care needs, as they are presented, in accordance with standards of care existing within the service area. In applying the foregoing standards, the provider shall give due regard to the level of discomfort and anxiety of the patient and/or parent.

In the event FHKC determines that PHP, or its providers, has failed to meet the access standards herein set forth, FHKC shall provide PHP with written notice of non-compliance. Such notice can be provided via facsimile or other means, specifying the failure in such detail as will reasonably allow PHP to investigate and respond. Failure of PHP to obtain reasonable compliance or acceptable community care under the following conditions shall constitute a breach of this agreement:

          A. immediately upon receipt of notice for emergency or urgent problem; or

          B. within ten (10) days of receipt of notice for routine visit access.

Such breach shall entitle FHKC to such legal and equitable relief as may be appropriate. In particular, FHKC may direct its participants to obtain such services outside the PHP provider network. PHP shall be financially responsible for all services under this provision.

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PHP/HILLSBOROUGH                  July 1, 2001                     Page 35 of 47

                                                                       EXHIBIT F

                    GRIEVANCE, ARBITRATION AND LEGAL PROCESS

                         Grievance and Appeals Process

--------------------------------------------------------------------------------
------         Grievance Rights give current and former members and providers of
Policy         Physicians Healthcare Plans (PHP) the opportunity to complain or
------         describe a specific situation/problem, which has caused the member to file the formal complaint Commercial and Healthy Kids
               Grievances may arise from matters involving a plan provider, delivery of care, claims issues, enrollment/disenrollment issues and any problems involving the delivery of a PHP benefits package.

               All Complainants shall have the right to assistance, from the service provider, Member Services Representatives and/or from a source of the complainant's choice, during the grievance process. A Member may submit a copy of the grievance to the Agency at any time during the process.

               Member or provider requests to file a formal grievance must be done in writing and within one (1) year from the date of occurrence.

--------------------------------------------------------------------------------
-----------
Definitions    The following information provides grievance terminology
-----------    definitions.

               Adverse Determination

               "Adverse Determination" means a coverage determination by PHP that an admission, availability of care, continued stay, or other health care service has been reviewed and. based upon the information provided, does not meet PHP's requirements for medical necessity, appropriateness, health care setting, or level of care for effectiveness. Coverage for the requested service is therefore denied, reduced, or terminated

               Inquiry

               "Inquiry" means any calls from Members who express no dissatisfaction with the Plan, but rather want clarification, explanation or additional information concerning operations, procedures, administration, benefits, plan services or a request by a Medicare Plus Plan Member for an initial determination
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 36 of 47

--------------------------------------------------------------------------------
------------   Complaint/Informal Grievance
Definitions
cont.          "Complaint" means any expression of dissatisfaction by a Member,
------------   including dissatisfaction with the administration, a provision of services, which relates to the quality of care provided by a provider pursuant to Our contract and which is submitted to Us, the Healthcare Financing Administration, the Department of
               Insurance or any other regulatory agency. It is not a part of the formal steps of a grievance procedure unless it is a grievance as defined in these procedures. An informal grievance is the initial complaint--the first time a Medicare HMO, member calls to complain. An informal grievance for the Medicare HMO Member is any verbal complaint where a service or claim has not been denied. Please note: Any complaint in writing is a formal grievance as explained below.

               Department

               The Florida Department of Insurance

               Grievance

               "Grievance" means a written complaint submitted by or on behalf of the Member or a provider to PHP or a state or federal agency about an on-going problem that was not resolved as an informal grievance to the member's satisfaction. If the member is dissatisfied with the resolution of the informal grievance, the complaint becomes a formal grievance when it is submitted in writing.

               Grievance Committee

               The formal structure which reviews a grievance which has not been resolved by informal means or direct intervention of the Grievance Coordinator

               Grievance Coordinator

               A person with problem solving authority who acts on formal and informal complaints and brings them to a resolution.

               Grievance Procedure

               An organized process by which Members of the Plan may express dissatisfaction with care, goods, services or benefits received under the Plan and the resolution of these dissatisfactions.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 37 of 47

--------------------------------------------------------------------------------
------------        -----------------------------
Responsible         Grievance Manager Coordinator
------------        -----------------------------

--------------------------------------------------------------------------------
                    Grievance Form (Form #101)
                    Departmental Inquiry Form (Form #595)
                    Case Summary Packet

                             Grievance Acknowledgment Form Letter #1

                    Grievance Acknowledgment Form Letter #2
                    Notification of 30-day Extensions
                    Grievance Resolution Letter
                    Committee Hearing Acknowledgment
                    Committee Hearing Resolution Letter
                    Certified Mail Slips
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------                      ---------
Person                      Procedure
------                      ---------
               SUBMISSION OF INFORMAL GRIEVANCES
Grievance
Coordinator
               The following explains the process by which comp1aints are recorded, reviewed and resolved. Informal and formal grievances are covered including the appeal process.

               PHP encourages Members to resolve individual inquiries and problems without the initiation of a formal grievance. Any Member who has an inquiry or complaint regarding a matter arising under this Plan should contact the Member Services Department for verbal resolution. The Member Services Unit must respond to the Member's inquiry within three (3) working days of the submission.

               All grievances regarding quality of care issues will be worked as formal grievances and must be submitted in writing by the Member, unless the Member refuses to submit the grievance in writing. In this case, the grievance will be worked as an informal grievance.

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 38 of 47

--------------------------------------------------------------------------------

               SUBMISSION OF FORMAL GRIEVANCES

               1. Any Member who has a grievance against PHP for any matter may submit a formal written statement of the grievance to PHP. A grievance form may be requested from the Member Services Department Representative. If a PHP grievance form is not used, then a written statement must be submitted to PHP and be clearly identified as a formal grievance and contain the following information:

               a.   The Member's name, address and identification number,
               b. A summary of the grievance including the date of occurrence, any previous contact made with us, and a description of the relief sought;
               c.   The Member's signature; and
               d.   The date the grievance was signed.

               2. The written statement must be forwarded to the PHP Grievance and mailed to the following address:

                                 Physicians Healthcare Plans, Inc.
                              1410 North Westshore Blvd., Suite 200
                                       Tampa, Florida 33607
                                   Attn: Grievance Coordinator

               3. The Member Services Department will assist any Member wishing to file a grievance. They will assist the Member in providing them with a grievance form. If a member needs assistance in preparing a written grievance, a Member Services Representative will work with the Member and upon completion forward a copy of the written document to the Member for signature.

               4. Upon request, the member is mailed a grievance form within 3 business days of request.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 39 of 47

--------------------------------------------------------------------------------
               5. Upon receipt of the completed grievance form (or Member's letter) Grievance Acknowledgment letter is sent to member within seven (7) working days. The grievance will be logged into CSIM and the Formal Grievance database.

               6. Member grievances are handled by the Member Services Department Grievance/Appeals Unit with the cooperation and interaction from other departments.

               7. All medical issues are reviewed confidentially by the PHP Medical Department. Medical Records are secured in either the Medical Department or Grievance/Appeals Unit and are only available to appropriate PHP staff. For medically related grievances, physician involvement shall include the Member's Primary Care Physician and at least one other physician.

               8.   A resolution to Member's grievance is due within the sixty
                    (60) day period from the receipt of the Formal Grievance. Information needed from non-participating providers or providers outside of the PHP service area justify an additional 30 days for completion, if necessary. The Member shall be advised in writing of such 30 day extension. The time limitations requiring completion of the grievance process within sixty (60) days shall be tolled after PHP has notified the Member in writing that additional information is required in order to properly complete review of the complaint. Upon receipt of the additional information required, the time for completion of the grievance process shall resume.

               9 If the review process requires information from the Member, we may ask to meet with the Member during the formal grievance process. In those instances, the Member will be provided with at least seven-(7) days notice. The location of the meeting shall be at PHP's administrative offices within the service area or at a location within the service area. which is convenient to the Member.

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 40 of 47

--------------------------------------------------------------------------------
               10. If the Member requires arbitration pursuant to Chapter 682, F.S., an additional time limitation not to exceed 210 days from the date PHP receive a written request for arbitration from the Member is allowed. A notice will be provided to the Member that he or she may voluntarily pursue binding arbitration in accordance with the terms of the contract after completing the organization's grievance procedure and as an alternative to appealing to the Statewide Provider/Subscriber Assistance Panel. The notice must also include an explanation that the Member may incur some costs if the Member pursues binding arbitration, depending upon the terms of the Member's contract.

               GRIEVANCE RESPONSE

               Once all issues are identified and investigated, a formal response must be made to the Member. All grievances must be responded to within the time limits set forth above. Responses must always be in writing and are sent via Certified Mail, the mail receipt to be kept in the Member's grievance file. The response letter will address all issues addressed by the Member, the results of the investigation by the plan, and all PHP decisions resulting from this investigation. PHP shall also advise the Member of the right to appeal in writing to the Statewide Provider/Subscriber Assistance Panel. The Member has the right to appeal in writing to the panel at the addresses listed below, at any time during the process. However, any appeal to the Statewide Provider/Subscriber Assistance Panel must be made no later than 365 days of the final written decision from the Grievance Committee.

               Department of Insurance     Agency for Health Care Administration
               -----------------------     -------------------------------------
                   Consumer Services                  2727 Mahan Drive
                200 East Gaines Street            Building 1, Mail Stop #27
                   Larson Building                  Tallahassee, FL 32308
                Tallahassee, FL 32399                  1-800-226-1062
                   1-800-342-2762

                      Statewide Provider/Subscriber Assistance Panel
                      ----------------------------------------------
                                     2727 Mahan Drive
                               Building #1, Mail Stop #27
                               Tallahassee, Florida 32308
                                      1-850-921-5458

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               PHP will supply the Panel with a copy of the final determination letter.

               The Member may, at any time, contact the toll-free telephone hotline of the Agency to inform it of the unresolved grievance at:

                                      1-888-367-6554

               GRIEVANCE COMMITTEE HEARINGS

               PHP will issue a copy of the written decision of the review panel to the Member and the provider, if any, who submits a grievance on behalf of the Member. The panel decision will be binding on PHP.

               The Member will also be notified in the final determination letter that if the Member is dissatisfied with the decision of the Grievance Coordinator, the Member has the right to file an appeal. The Member has the right to request a personal appearance before the Grievance Committee within the region of the member in question. Such requests for reconsideration must be made within ten (10) days after receipt

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                   July 1, 2001                    Page 41 of 47
               of PHP's initial written decision.

               All appeals will be reviewed and reponded to by the Grievance Committee. All grievance appeals will be responded to within thirty (30) days of receipt, unless records are needed from providers which are located outside of the PHP service area.

               Adverse determinations will be reviewed by an internal review panel if requested within thirty (30) days after we have notified the Member of the final determination of an adverse determination

--------------------------------------------------------------------------------
               The review panel will be made of administrative personnel and health care providers licensed under chapter 458 and chapter 459, or an allopathic or osteopathic physician with an active, unencumbered license in another state with similar licensing requirements may render an adverse determination regarding a service provided by a physician licensed in this state. In grievances involving adverse determinations and quality of care issues, a majority of the panel will be health care providers with the appropriate expertise in the areas under review. A majority of the panel will be persons who previously were not involved in the initial adverse determination. In cases where has been a denial of coverage of services, the reviewing provider will not be a provider previously involved with the adverse determination. A person who previously was involved in the adverse determination may appear before the panel to present information or answer questions.

               PHP will notify the Member, their representative (and the provider, if any, who filed on behalf of the Member) of the panel's decision.

               PHP will submit written notification to the treating provider and the Member regarding the organization's adverse determination within 2 working days after the Member or provider is notified of the adverse determination.

               In any case where the review process does not remediate difference of opinions between PHP and the Member, the Member or provider may submit a written grievance to the Statewide Provider/Subscriber Assistance Panel.

--------------------------------------------------------------------------------
               URGENT GRIEVANCES

               Urgent grievances for the above lines of business are defined as those grievances:

                    Involving coverage determinations that an admission, availability of care, continued stay, or other health care service has been reviewed and, based upon the information provided, does not meet the organization's requirements for medical necessity, appropriateness, health care setting, or level of care or effectiveness. Coverage for the requested service is therefore denied, reduced, or terminated; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               2. When the standard time frame of the grievance procedure would seriously jeopardize the Member's ability to regain maximum function; and

               3. Which are not the result of a retrospective review (i.e., a preview of determination of medical necessity after services have been provided to the Member.

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 42 of 47

--------------------------------------------------------------------------------
               Examples of urgent grievances include, but are not limited to serious accidents, severe shortness of breath, heavy bleeding, poisonings and broken bones.

               In the case of an urgent grievance given orally or in writing, the Grievance Committee will expedite review of the grievances under the following time frames:

                    Within twenty-four (24) hours after receipt, we will forward a Member's request, for an expedited review to a clinical peer, who is a health care professional in the same or similar specialty as a specialty that typically manages the medical condition, procedure, or treatment under review and who was not involved in theinitial adverse determination.

               2. We will make a decision regarding an urgent grievance no more than seventy-two (72) hours after receipt of the request for review.

               3. If the initial notification was not in writing, we will provide written confirmation of our decision concerning an urgent grievance within two (2) working days after providing verbal notification of our decision.

               Record Keeping and Reporting Responsibilities
--------------------------------------------------------------------------------
------------   If the expedited review does not resolve the difference of
RECORD         opinion between the Plan and the Member, or a provider authorized
KEEPING        to act on behalf of the Member, the Member may submit a written
------------   grievance to the Statewide Provider and Subscriber Assistance
               Panel.

               1. PHP shall maintain an accurate record of each formal grievance. Each records shall include the following:
                    a.   A complete description of the grievance
                    b.   Member's name and address
                    c.   Provider's name and address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    d.   PHP's address
                    e. A complete description of factual findings and conclusion after the completion of the full formal grievance process
                    f. A complete description of the plan's conclusions pertaining to the grievance as well as the plan's final disposition of the grievance
                    g. A statement as to which levels of the grievance procedure the complaint has been processed and how many more levels of the grievance procedure are remaining before the comp1aint has been processed through PHP's entire grievance procedure

               2. Quarterly grievance data will be submitted to the Department and the Agency no later than forty-five (45) days after the end of the quarter. Monthly grievance reports will be reviewed at the grievance committee meetings.

               3. On an annual basis, PHP shall report to the Agency the total number of grievances handled, the categorization of the cases underlying the grievances, and the formal disposition of the grievances. Annual report will be submitted no later than forty-five (45) days after the close of the Agency fiscal year, which is July 1st through June 30th.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 43 of 47

                                                                       EXHIBIT G

                              ELIGIBILITY STANDARDS

                        Participant Eligibility Criteria

The following eligibility criteria for participation in the Healthy Kids Program must be met:

1. The participants must be children who are ages 5 through l8. Children who applied for coverage prior to July 1, 1998 will be eligible through their 19th birthday.

2. All enrolled participants must have had no comparable health insurance coverage at the time of program enrollment.

3. Participants must not be enrolled in or eligible for Medicaid, Medicare, the Children's Medical Services Network program or other comparable governmental sponsored health benefits program.

4. In addition to the open enrollment period, new students enrolling in the Hillsborough School System may be eligible for the School Enrollment Based Insurance Program. In order to become a participant, a student must meet all other eligibility standards and must apply for coverage within thirty
     (30) days of entry into the Hillsborough County School System.

5. In addition to the open enrollment period otherwise eligible participants may enroll in the program upon submission of proof of involuntary termination of comparable health insurance coverage, including termination of eligibility for Medicaid.

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 44 of 47

                                                                       EXHIBIT H

                             REPORTING REQUIREMENTS

PHP shall provide the following reports and data tapes to FHKC according to the time schedules detailed below. This information shall include all services provided by PHP's subcontractors. It is PHP's responsibility to obtain this information from any subcontractors providing services under this contract.

Quarterly Data Tape

A quarterly data tape shall be prepared that will contain the following data fields. The tape shall reflect claims and encounters entered during the quarter and shall be delivered to FHKC according to the time table listed below. PHP shall also provide quarterly tapes that reflect claims run-off once the contract between PHP and FHKC terminates.

                    REQUIRED DATA FIELDS TO BE CAPTURED

                    Provider's name, address and tax I.D. number (and payee's group number if applicable)

                    Patient's name, address, social security number, I.D. number, birth date, and sex

                    Third party payor information, including amount(s) paid by other payor(s).

                    Primary and secondary diagnosis code(s) and treatment(s) related to diagnosis

                    Date(s) of service

                    Procedure code(s)

                    Unit(s) of service

                    Total charge(s)

                    Total payment(s)

          Additional required hospital fields include the following:

                    Date and type of admission (emergency, outpatient, inpatient, newborn, etc.)

                    For inpatient care: covered days and date of discharge

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 45 of 47

                                                                      EXHIBIT H
                                                                     (Continued)

          Specific pharmacy fields include:

               Pharmacy name and tax I.D. number

               Other payor information

               Rx number and date filled

               National drug code, manufacturer number, item number, package size, quantity, days supply

               Prescriber's Florida Department of Professional Regulations number

          REQUIRED TAPE FORMAT SPECIFICATIONS
          The tape format is as follows:

               1600 BPI

               EBCDIC

               9 Track

               no labels

               each file not to exceed 100 megs in size

               fixed record length

                         TIME TABLE FOR DELIVERY OF TAPE

================================================================================
For encounters and claims processed during:          Claims tape due to FHKC by:
--------------------------------------------------------------------------------
January 1 - March 31                                 April 15
--------------------------------------------------------------------------------
April 1 - June 30                                    July 15
--------------------------------------------------------------------------------
July 1 - September 30                                October 15
--------------------------------------------------------------------------------
October 1 - December 31                              January 15
================================================================================

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 46 of 47

                                                                       EXHIBIT I

        CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY, AND
                               VOLUNTARY EXCLUSION
                           CONTRACTS AND SUBCONTRACTS

This certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, signed February 18, 1986. The guidelines were published in the May 29,1987, Federal Register (52 Fed. Reg., pages 20360-20369).

                                  INSTRUCTIONS

A. Each Provider whose contract\subcontract equals or exceeds $25,000 in federal monies must sign this certification prior to execution of each contract\subcontract. Additionally, providers who audit federal programs must also sign, regard1ess of the contract amount. The Florida Healthy Kids Corporation cannot contract with these types of providers if they are debarred or suspended by the federal government.

B. This certification is a material representation of fact upon which reliance is placed when this contract\subcontract is entered into. If it is later determined that the signer knowingly rendered an erroneous certification, the Federal Govermnent may pursue available remedies, including suspension and/or debarment.

C. The provider shall provide immediate written notice to the contract manager at any time the provider learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

D. The terms "debarred," "suspended," "ineligible," "person," "principal," and "voluntarily excluded," as used in this certification, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the contract manager for assistance in obtaining a copy of those regulations.

E. The provider agrees by submitting this certification that, it shall not knowingly enter into any subcontract with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this contract/subcontract unless authorized by the Federal Government.

F. The provider further agrees by submitting this certification that it will require each subcontractor of this contract/subcontract whose payment will equal or exceed $25,000 in federal monies, to submit a signed copy of this certification.

G. The Florida Healthy Kids Corporation may rely upon a certification of a provider that it is debarred, suspended, ineligible, or voluntarily excluded from contracting\subcontracting unless it knows that the certification is erroneous.

H. This signed certification must be kept in the contract manager's file. Subcontractor's certifications must be kept at the contractor's business location.

                                  CERTIFICATION

1. The prospective provider certifies, by signing this certification, that neither he nor his principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this contract/subcontract by any federal agency.

2. Where the prospective provider is unable to certify to any of the statements in this certification, such prospective provider shall attach explanation to this certification.


Signature  /s/ Daisy Gomez                           Date: 5/29/01
           ----------------------
           Daisy Gomez Government
           Programs Dir.
           Name and Title of
           Authorized Signee

--------------------------------------------------------------------------------
PHP/HILLSBOROUGH                  July 1, 2001                     Page 47 of 47

                        STANDARD AMENDMENT TO HEALTH PLAN
                                  AMENDMENT #3
                             TO THE CONTRACT BETWEEN
                      THE FLORIDA HEALTHY KIDS CORPORATION
                                       AND
                           PHYSICIANS HEALTHCARE PLANS

THIS AMENDMENT, entered into between the Florida Healthy Kids Corporation, hereinafter referred to as "FHKC" and PHYSICIANS HEALTHCARE PLANS, hereinafter referred to as "PHP", amends its contract dated April 11, 2001.

WHEREAS, the contract between FHKC and PHP allows for amendments to said contract by mutual written consent of the parties;

WHEREAS, FHKC conducts an annual review of its contracts in order to identify any contract provisions that require modification in order to conform to changes in the federal and state laws and regulations as well as to reflect programmatic changes; and,

THEREFORE, be it resolved that the Parties agree to the following amendment of their contract:

     I. Section 3-19-2 is amended to insert the following after "information.":

          PHP's policies and procedures for handling medical records and protected health information (PHI) shall be compliant with the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and shall include provisions for when an enrollee's PHI may be disclosed without consent or authorization.

     II. Section 3-20-2(d) is deleted from the contract. -- performing random qtrly review of either 10% or 50 enrollee records.

     III. Section 4-4-1 is amended to insert the following after "1986.":

          PHP Insurer is responsible for issuing a certificate of creditable coverage to those FHKC participants who disenroll from the Program.

     IV. Exhibit C, Section E, "Outpatient Services" is amended to include the following additional provision:

          Immunizations are to be provided by the primary care physician.

     V. Exhibit E, "Access and Credentialling Standards", Paragraph I, A. is amended to include the following additional provision:

          Primary care physicians must provide covered immunizations to enrollees.

     VI. Exhibit K is a new amendment to the Agreement between FHKC and Insurer and is hereby attached and incorporated into this Agreement.

PHP - Hillsborough                                                   Page 1 of 4
Effective Date: December 1, 2002

     VII. This contract amendment is effective December 1, 2002:

All provisions in the contract and any attachments thereto in conflict with this amendment shall be and are hereby changed to conform with this amendment.

All provisions not in conflict with this amendment are still in effect and are to be performed at the level specified in the contract. This amendment and all of its attachments are hereby made a part of this contract.

IN WITNESS WHEREOF, the parties hereto have caused this four (4) page amendment to be executed by their officials thereunto duly authorized.

FLORIDA HEALTHY KIDS CORPORATION


---------------------------------------          -------------------------------
Rose M. Naff, Executive Director                            Witness
Date:


PHYSICIANS HEALTHCARE PLANS


/s/ Daisy Gomez                                  /s/ Illegible
---------------------------------------          -------------------------------
NAME: Daisy Gomez                                           Witness
Date: 10/16/02

PHP - Hillsborough                                                   Page 2 of 4
Effective Date: December 1, 2002

                                   CERTIFICATION

            REGARDING HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY
                             ACT OF 1996 COMPLIANCE

This certification is required for compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA).

The undersigned Insurer certifies and agrees as to abide by the following:

     1. Protected Health Information. For purposes of this Certification, Protected Health Information shall have the same meaning as the term "protected health information" in 45 C.F.R. (S) 164.501, limited to the information created or received by the Provider from or on behalf of the FHKC.

     2. Limits on Use and Disclosure of Protected Health Information. The Insurer shall not use or disclose Protected Health Information other than as permitted by this Contract or by federal and state law. The Insurer will use appropriate safeguards to prevent the use or disclosure of Protected Health Information for any purpose not in conformity with this Contract and federal and state law. The Insurer will not divulge, disclose, or communicate in any manner any Protected Health Information to any third party without prior written consent from the FHKC. The Insurer will report to the FHKC, within two (2) business days of discovery, any use or disclosure of Protected Health Information not provided for in this Contract of which the Insurer is aware. A violation of this paragraph shall be a material violation of this Contract.

     3. Use and Disclosure of Information for Management, Administration, and Legal Responsibilities. The Insurer is permitted to use and disclose Protected Health Information received from the Insurer for the proper management and administration of the Insurer or to carry out the legal responsibilities of the Insurer, in accordance with 45 C.F.R. 164.504(e)(4). Such disclosure is only permissible where required by law, or where the Insurer obtains reasonable assurances from the person to whom the Protected Health Information is disclosed that: (1) the Protected Health Information will be held confidentially, (2) the Protected Health Information will be used or further disclosed only as required by law or for the purposes for which it was disclosed to the person, and (3) the person notifies the Insurer of any instance of which it is aware in which the confidentiality of the Protected Health Information has been breached.

     4. Disclosure to Subcontractors or Agents. The Insurer agrees to enter into a subcontract with any person, including a subcontractor or agent, to whom it provides Protected Health Information received from, or created or received by the Insurer on behalf of, the FHKC. Such subcontract shall contain the same terms, conditions, and restrictions that apply to the Insurer with respect to Protected Health Information.

     5. Access to Information. The Insurer shall make Protected Health Information available in accordance with federal and state law, including providing a right of access to persons who are the subjects of the Protected Health Information.

PHP - Hillsborough                                                   Page 3 of 4
Effective Date: December 1, 2002

     6. Amendment and Incorporation of Amendments. The Insurer shall make Protected Health Information available for amendment and to incorporate any amendments to the Protected Health Information in accordance with 45 C.F.R. (S) 164.526.

     7. Accounting for Disclosures. The Insurer shall make Protected Health Information available as required to provide an accounting of disclosures in accordance with 45 C.F.R. (S) 164.528.

     8. Access to Books and Records. The Insurer shall make its internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by the Insurer on behalf of, the FHKC to the Secretary of the Department of Health and Human Services or the Secretary's designee for purposes of determining compliance with the Department of Health and Human Services Privacy Regulations.

     9. Termination. At the termination of this contract, the Insurer shall return all Protected Health Information that the Insurer still maintains in any form, including any copies or hybrid or merged databases made by the Insurer; or with prior written approval of the FHKC, the Protected Health Information may be destroyed by the Insurer after its use. If the Protected Health Information is destroyed pursuant to the FHKC's prior written approval, the Insurer must provide a written confirmation of such destruction to the FHKC. If return or destruction of the Protected Health Information is determined not feasible by the FHKC, the Provider agrees to protect the Protected Health Information and treat it as strictly confidential.

CERTIFICATION
--------------------------------------------------------------------------------

          The Insurer and the Florida Healthy Kids Corporation have caused this Certification to be signed and delivered by their duly authorized representatives, as of the date set forth below.

Provider Name


          /s/ Illegible                                                10/16/02
          -----------------------------------                          --------
              Signature                                                  Date


          Daisy Gomez Government Prog Dir
          -----------------------------------
          Name and Title of Authorized Signee

PHP - Hillsborough                                                   Page 4 of 4
Effective Date: December 1, 2002